EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Ms. Julie Simmons Chief Financial Officer Piedmont Community Bank Group, Inc. 110 Bill Conn Parkway Gray, Georgia 31032 (478) 986-5900

PIEDMONT COMMUNITY BANK GROUP, INC.

ANNOUNCES A 1.2-FOR-1 STOCK SPLIT

Gray, Georgia, April 19, 2007 – The Board of Directors of Piedmont Community Bank Group, Inc. has declared a 1.2-for-1 stock split payable on May 10, 2007 to shareholders of record as of April 30, 2007. As part of the split, each shareholder will receive an additional one share of common stock for each five shares of common stock that they currently own. In announcing the event, CEO Drew Hulsey stated, “This split will increase our number of outstanding shares, which we believe will help to eventually increase the liquidity, and potentially the market value, for our common stock.” Piedmont Community Bank Group, Inc. is the holding company for Piedmont Community Bank, a community bank headquartered in Gray, Georgia. Its common stock is traded over-the-counter under the symbol “PCBN”.

Statements contained in this press release that are not historical facts are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. Other factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the company’s prospects in general include, but are not limited to, changes in general market conditions.